                                                                    EXHIBIT 99.2

                         Independent Auditors' Report


The Administrator
Aladdin Retirement Savings Plan:


We have audited the accompanying statements of net assets available for plan benefits of the Aladdin Retirement Savings Plan ("Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the year ended December 31, 1998 and the six months ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for the year ended December 31, 1998 and the six months ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of or for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP

Atlanta, Georgia
May 14, 1999

                        ALADDIN RETIREMENT SAVINGS PLAN

             Statements of Net Assets Available for Plan Benefits

                          December 31, 1998 and 1997


                                                            1998        1997
                                                            ----        ----
Assets:
  Investments, at fair value (notes 3, 4, and 5):
    Mutual funds, at fair value                         $25,876,545  18,738,803
    Money market funds, at cost                             692,760     360,878
    Mohawk Industries, Inc. common stock,
      at fair value                                         717,721          --
    Loans to participants, at cost                          203,204          --
                                                        -----------  ----------
                                                         27,490,230  19,099,681

  Cash                                                           --     103,391
  Accrued investment income                                  44,349       2,660
  Contributions receivable from employer                    259,199   2,109,464
  Contributions receivable from participants                672,282     266,042
  Other receivable from employer                             15,743      36,893
                                                        -----------  ----------
         Total assets                                    28,481,803  21,618,131

Liabilities - accounts payable                              281,754     261,164
                                                        -----------  ----------
         Net assets available for plan benefits         $28,200,049  21,356,967
                                                        ===========  ==========

See accompanying notes to financial statements.

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

        Statements of Changes in Net Assets Available for Plan Benefits

                     Year ended December 31, 1998 and the
                      Six Months ended December 31, 1997

                                                            1998        1997
                                                            ----        ----
Additions:
  Investment income:
    Interest and dividends                              $   198,254     213,965
    Net appreciation in fair value of investments:
      Mutual funds                                        2,281,454     496,400
      Mohawk Industries, Inc. common stock                  181,623          --
                                                        -----------  ----------
         Total investment income                          2,661,331     710,365

  Contributions from employer                             1,800,975     535,742
  Contributions from participants                         4,226,857   1,560,444
  Transfer (to) from Aladdin Mills, Inc.
    Profit Sharing Plan and Trust                           (36,893) 18,550,416
                                                        -----------  ----------
         Total additions                                  8,652,270  21,356,967

Deductions from net assets attributed to -
  benefits paid to participants                           1,809,188          --
                                                        -----------  ----------
         Increase in net assets available
           for plan benefits                              6,843,082  21,356,967

Net assets available for plan benefits
  at beginning of period                                 21,356,967          --
                                                        -----------  ----------
Net assets available for plan benefits
  at end of period                                      $28,200,049  21,356,967
                                                        ===========  ==========

See accompanying notes to financial statements.

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997

(1)  Summary of Significant Accounting Policies

     The following is a summary of significant accounting policies followed by the Plan in preparing its financial statements.

     (a)  Basis of Presentation

          The records of the Plan are maintained on the cash basis of accounting. The accompanying financial statements of the Aladdin Retirement Savings Plan (the "Plan") have been prepared on the accrual basis of accounting and present the net assets available for plan benefits and changes in those net assets.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     (b)  Investments

          Investments in mutual funds and common stock are stated at fair value based on quoted market prices or as determined by SunTrust Bank (Trustee). Investments in money market funds and loans to participants are stated at cost which approximates fair value. Securities transactions are accounted for on a trade date basis.

          Realized and unrealized investment gains and losses are included in net appreciation (depreciation) in fair value of investments in the statement of changes in net assets available for plan benefits.


(2)  Description of the Plan

     The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  General

          Prior to June 30, 1998, Aladdin Mills, Inc. (the "Company"), a wholly owned subsidiary of Mohawk Industries, Inc., maintained the Aladdin Mills, Inc. Profit Sharing Plan and Trust. Effective July 1, 1998, the Company amended the Plan to add a 401(k) feature to permit employer-matching contributions, employee pretax contributions, and for other purposes. The amendment also changed the Plan's year-end from June 30 to December 31.

          The Plan is a defined contribution plan and covers all employees of the Company. The Plan provides for retirement savings to qualified active participants through both participant and employer contributions and is subject to certain provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Employees are eligible to participate in the Plan at the beginning of a calendar month after completing one year of service.

          The Plan is administered by an Administrative Committee appointed by the Company. The Administrative Committee is responsible for the control, management, and administration of the Plan and the assets held in trust at SunTrust Bank.

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(b)  Contributions

     Contributions to the Plan are made by both participants and the Company. Participants may contribute a maximum of 16% of their gross compensation, subject to certain limitations. The Plan allows participants to allocate their contributions in multiples of 1% to the various investment funds available under the Plan. The employer makes a 50% matching contribution up to the first 4% of each participant's gross compensation contributed to the Plan. The terms of the Plan also provide for discretionary employer profit sharing contributions to the Mohawk Stock Fund for plan participants employed on the last day of the plan year or terminated during the plan year on account of death, disability, or retirement.

     In addition, the Company may contribute an additional amount of profit sharing contributions at the Company's discretion. The Company provided $240,000 in 1998 for profit sharing contributions.

(c)  Participant Accounts

     Each participant's account is credited with their contribution for the period as well as the employer's matching contribution and an allocation of any employer profit sharing contribution. Investment income, realized gains, employer profit sharing contributions, and the change in unrealized appreciation or depreciation on plan investments are credited to participants' accounts monthly based on the proportion of each participant's account balance to the total account balance within each investment fund at the beginning of the month.

     Participant contributions may be invested in one or more of the investment funds available under the Plan at the direction of the participant. The Plan allows for monthly valuation of accounts. Current investment funds available within the Plan include the following:

        Investment
           fund                                   Fund objective
        ----------                                --------------
     Growth Fund                To deliver capital growth through investments in
                                the stocks of large, well-known companies.

     Stable Asset Fund          To provide a fixed principal value and generate
                                regular interest payments through investments in a diversified portfolio of investment contracts issued by sound financial institutions.

     Balanced Fund              To track the performance of the Standard and
                                Poors' 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies.

     Mohawk Stock Fund          To provide long-term appreciation through the
                                ownership of Mohawk Industries shares.

     Index Fund                 To track the performance of the Standard and
                                Poors' 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies.

     International Fund         To provide long-term capital growth through a
                                flexible policy of investing in stocks and debt obligations of companies and governments outside the U.S.


                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


     (d)  Distributions to Participants

          Upon termination of employment, the participant's account shall be applied toward the purchase of a Qualified Fifty Percent Joint and Survivor Annuity, or a Straight-Life Annuity, if the Participant does not have a spouse, unless the participant elects otherwise. A participant may elect to receive his distribution in approximate equal installments over a period designated by the participant, not to exceed the life expectancy of the participant.

          Under the terms of the Plan, participants may make hardship withdrawals from their accounts upon furnishing proof of hardship as specified in the Plan agreement. Participants may also borrow up to 90% of the value of their employee contribution account subject to limitations provided by the Plan. Loans must be paid back to the Plan generally within five years of the loan date.

          Amounts due to participants who have withdrawn from the Plan but have not been paid at December 31, 1998 and 1997 totaled $477,842 and $721,239, respectively.

     (e)  Vesting

          Participants are immediately vested in their contributions and the Company's matching contributions and the income earned on such contributions. Participants become vested in the Company's discretionary contributions according to the following schedule:

                  Years of                  Percent
              eligible service              vested
              ----------------              -------
                Less than 3                      0%
                          3                     25
                          4                     40
                          5                     60
                          6                     80
                          7                    100


          A participant who reaches normal retirement age, becomes permanently disabled, or dies will become 100% vested in their account regardless of the years of service.

     (f)  Administrative Expenses

          Certain administrative expenses of the Plan are paid by the Company. These costs include legal, accounting, and certain administrative fees.


(3)  Transactions with Parties-In-Interest

     At December 31, 1998 and 1997, the Plan held investments in trust funds and money market accounts sponsored by the trustee with current values of $21,146,649 and $15,229,663, respectively.


                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997

(4)  Investments

     The following table shows the components of investments:

                                                  1998          1997
                                                  ----          ----
     Mutual funds:
       STI Capital Growth Fund                $ 7,664,010     4,864,229
       Dodge & Cox Balanced Fund                4,704,400     3,870,018
       STI Stable Value Fund                   12,789,879    10,004,556
       Vanguard Index Trust Fund                  490,712            --
       Templeton Foreign Fund                     227,544            --
                                              -----------    ----------
           Total mutual funds                  25,876,545    18,738,803

       Money market funds - Trustee               692,760       360,878
       Mohawk Industries, Inc. common stock       717,721            --
       Loans to Participants                      203,204            --
                                              -----------    ----------
           Total investments                  $27,490,230    19,099,681
                                              ===========    ==========


                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(5)  Investment by Fund

     The Plan permits participants to contribute to various types of investment funds. The net assets available for plan benefits at December 31, 1998 and 1997 by investment fund are as follows:

                                                                                1998
                                                                         Participant Directed
                                         -------------------------------------------------------------------------------------------
                                           Stable     STI Capital   Dodge & Cox
                                            Asset       Growth       Balanced    Index    Stock   International   Loan
                                            Fund         Fund          Fund      Fund     Fund        Fund        Fund      Total
                                           ------     -----------  ------------ -------   -----   -------------   -----   ----------
Assets:
 Investments:
  Mutual Funds                            $12,789,879    7,664,010    4,704,400  490,712       --    227,544         --   25,876,545
  Mohawk Industries, Inc. common stock             --           --           --       --  717,721         --         --      717,721
  Money market funds                          439,640      134,834       73,616   16,958   22,584      5,128         --      692,760
  Loans to participants                            --           --           --       --       --         --    203,204      203,204
                                          -----------    ---------    ---------  -------  -------    -------    -------   ----------
     Total investments                     13,229,519    7,798,844    4,778,016  507,670  740,305    232,672    203,204   27,490,230

 Accrued investment income                        935        4,697       38,566       53       81         17         --       44,349
 Contributions receivable from employer        67,488       95,958       62,359   14,053   15,552      3,789         --      259,199
 Contributions receivable from employee       174,798      248,751      161,185   36,392   41,233      9,923         --      672,282
 Other receivable                                  --           --       15,743       --       --         --         --       15,743
                                          -----------    ---------    ---------  -------  -------    -------    -------   ----------
     Total assets                          13,472,740    8,148,250    5,055,869  558,168  797,171    246,401    203,204   28,481,803

Liabilities - accounts payable                  3,190       22,296      246,881    4,717    4,244        426         --      281,754
                                          -----------    ---------    ---------  -------  -------    -------    -------   ----------
     Net assets available for
       plan benefits                      $13,469,550    8,125,954    4,808,988  553,451  792,927    245,975    203,204   28,200,049
                                          ===========    =========    =========  =======  =======    =======    =======   ==========


                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997

                                                                           1997
                                                                    Participant Directed
                                                   ---------------------------------------------------
                                                     Stable     STI Capital   Dodge & Cox
                                                      Asset        Growth       Balanced
                                                      Fund          Fund          Fund        Total
                                                     ------     -----------  ------------     -----
Assets:
 Investments:
  Mutual funds                                     $10,004,556    4,864,229    3,870,018    18,738,803
  Money market funds                                   348,359        7,119        5,400       360,878
                                                   -----------    ---------    ---------    ----------
     Total investments                              10,352,915    4,871,348    3,875,418    19,099,681

 Cash                                                       --           --      103,391       103,391
 Accrued investment income                               2,622           22           16         2,660
 Contributions receivable from employer              2,029,555       47,070       32,839     2,109,464
 Contributions receivable from participants             63,850      122,379       79,813       266,042
 Other receivable from employer                         36,893           --           --        36,893
                                                   -----------    ---------    ---------    ----------
     Total assets                                   12,485,835    5,040,819    4,091,477    21,618,131

Liabilities - accounts payable                         254,045        7,119           --       261,164
                                                   -----------    ---------    ---------    ----------
     Net assets available for plan benefits        $12,231,790    5,033,700    4,091,477    21,356,967
                                                   ===========    =========    =========    ==========

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements
                          December 31, 1998 and 1997

     The changes in net assets available for plan benefits for the year ended December 31, 1998 and the six months ended December 31, 1997 are as follows:

                                                                                1998
                                                                         Participant Directed
                                         -------------------------------------------------------------------------------------------
                                           Stable     STI Capital   Dodge & Cox
                                            Asset       Growth       Balanced    Index    Stock   International   Loan
                                            Fund         Fund          Fund      Fund     Fund        Fund        Fund      Total
                                           ------     -----------  ------------ -------   -----   -------------   -----   ----------
Additions:
 Investment Income:
  Interest and dividends                  $     9,301       34,184      148,155    3,658      853      2,103         --     198,254
  Net appreciation (depreciation)
   in fair value of investments:
    Mutual funds                              774,117    1,516,766      (57,667)  51,519       --     (3,281)        --   2,281,454
    Mohawk Industries, Inc. common
     stock                                         --           --           --       --  181,623         --         --     181,623
  Contributions from employer                 796,678      530,050      332,814   51,827   75,024     14,582         --   1,800,975
  Contributions from employee               1,381,897    1,465,242      909,648  178,077  224,363     67,630         --   4,226,857
  Transfer from Aladdin Mills,
   Inc. Profit Sharing Plan                   (36,893)          --           --       --       --         --         --     (36,893)
                                          -----------    ---------    ---------  -------  -------    -------    -------  ----------
       Total additions                      2,925,100    3,546,242    1,332,950  285,081  481,863     81,034         --   8,652,270
Deductions from net assets
 attributed to - benefits paid
 to participants                            1,406,821      169,757      222,320    2,029    7,777        484         --   1,809,188
Fund transfers, net                          (280,519)    (284,231)    (393,119) 270,399  318,841    165,425    203,204          --
                                          -----------    ---------    ---------  -------  -------    -------    -------  ----------
       Increase in net assets
        available for plan benefits         1,237,760    3,092,254      717,511  553,451  792,927    245,975    203,204   6,843,082
Net assets available for plan
 benefits at beginning of year             12,231,790    5,033,700    4,091,477       --       --         --         --  21,356,967
                                          -----------    ---------    ---------  -------  -------    -------    -------  ----------
Net assets available for plan
 benefits at end of year                  $13,469,550    8,125,954    4,808,988  553,451  792,927    245,975    203,204  28,200,049
                                          ===========    =========    =========  =======  =======    =======    =======  ==========


                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997

                                                                                      1997
                                                                              Participant Directed
                                                        --------------------------------------------------------------
                                                            Stable       STI Capital      Dodge & Cox
                                                             Asset         Growth           Balanced
                                                             Fund           Fund              Fund            Total
                                                         ------------    -----------      -----------       ---------
Additions:
   Investment income:
      Interest and dividends                              $     5,893         6,925          201,147          213,965
      Net appreciation (depreciation) in fair value
         of mutual funds                                      508,807       129,038         (141,445)         496,400
   Contributions from employer                                227,119       177,872          130,751          535,742
   Contributions from participants                            630,713       560,626          369,105        1,560,444
   Transfer from Aladdin Mills, Inc. Profit Sharing
      Plan and Trust                                       10,859,258     4,159,239        3,531,919       18,550,416
                                                          -----------     ---------        ---------       ----------
          Total additions                                  12,231,790     5,033,700        4,091,477       21,356,967

Net assets available for plan benefits at
   beginning of period                                             --            --               --               --
                                                          -----------     ---------        ---------       ----------
Net assets available for plan benefits at
   end of period                                          $12,231,790     5,033,700        4,091,477       21,356,967
                                                          ===========     =========        =========       ==========

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1998 and 1997



(6)  Income Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated March 3, 1999, that the Plan and related trust are designed in accordance with applicable Sections of the Internal Revenue Code. The administrative committee of the Plan is not aware of any course of action or series of events that might adversely affect the Plan's qualification under Section 401(a) of the Internal Revenue Code, and under which the Plan would be subject to tax under present income tax law.


(7)  Plan Termination

     While it is the Company's intention to continue the Plan indefinitely, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and the Plan agreement. In the event of Plan termination, participants will become 100% vested in their accounts.


(8)  Subsequent Event

     Effective March 1, 1999, the Plan was merged with the Mohawk Carpet Corporation Retirement Savings Plan.

                                                                      Schedule 1
                        ALADDIN RETIREMENT SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes
                               December 31, 1998

                                                                                                                   Current
            Identity of issuer                                  Description of investment          Cost             value
---------------------------------------------                   -------------------------       -----------      -----------
Mutual funds:
   STI Capital Growth Fund*                                     464,204 mutual fund units        $ 6,972,253        7,664,010
   Dodge & Cox Balanced Fund                                    72,131 mutual fund units           4,958,380        4,704,400
   STI Stable Value Fund*                                       487,605 mutual fund units         11,761,072       12,789,879
   Vanguard Index Trust Fund                                    4,306 mutual fund units              440,475          490,712
   Templeton Foreign Fund                                       27,121 mutual fund units             236,663          227,544

Money market funds - SunTrust Bank*                             Money Market Fund                    692,760          692,760

Mohawk Industries, Inc. common stock                            17,063 shares of common stock        536,083          717,721

Loans to participants                                           (1)                                  203,204          203,204
                                                                                                 -----------       ----------
                                                                                                 $25,800,890       27,490,230
                                                                                                 ===========       ==========

----------------

* SunTrust Bank, Trustee, is a party-in-interest to the Plan.

(1) Loans are consummated at a fixed rate (then current prime rate plus 1%) for terms up to four years.


See accompanying independent auditors' report.

                                                                      Schedule 2


                        ALADDIN RETIREMENT SAVINGS PLAN

               Item 27d - Schedule of Reportable Transactions(A)
                         Year ended December 31, 1998

                                                                                                              Current
                                                                                     Expense                  value of        Net
                                                                                     incurred      Cost       asset on       gain
     Identity of party involved and               Purchase       Selling    Lease      with         of        transaction     or
          description of asset                      price         price     rental   transaction   asset         date       (loss)
--------------------------------------------      ----------     ---------  -------  -----------  ---------   -----------  --------
SunTrust Money Market Funds, Trustee*            $12,021,971         N/A         --       --     $12,021,971  $12,021,971        --
SunTrust Money Market Funds, Trustee*                 N/A        11,690,089      --       --      11,690,089   11,690,089        --

STI Stable Value Fund*                             2,955,368         N/A         --       --       2,955,368    2,955,368        --
STI Stable Value Fund*                                N/A           944,161      --       --         908,353      944,161    35,808

STI Capital Growth Fund*                           2,118,580         N/A         --       --       2,118,580    2,118,580        --
STI Capital Growth Fund*                              N/A            19,097      --       --          18,041       19,097     1,056

Dodge & Cox Balanced Fund                          1,167,020         N/A         --       --      1 ,167,020    1,167,020        --
Dodge & Cox Balanced Fund                             N/A           210,970      --       --         220,102      210,970    (9,132)

----------------
* SunTrust Bank is a party-in-interest to the Plan.

(A) Represents transactions or a series of transactions in securities of the same issue or with the same person in excess of 5% of the current value of the Plan's assets as of the beginning of the year.


See accompanying independent auditors' report.